Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                      NEWS RELEASE                   Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772
                                               www.globalentertainmentonline.com

Global Entertainment Corporation                        Rudy R. Miller, Chairman
1600 North Desert Drive, Suite 300                              The Miller Group
Tempe, Arizona 85281-1230                     Investor Relations for the Company
                                                                    602-225-0505
                                                          gee@themillergroup.net

                              FOR IMMEDIATE RELEASE

                  Global Entertainment Announces Strategic Sale
                        of Cragar Industries, Inc. Assets

TEMPE, ARIZONA, AUGUST 1, 2008 -- GLOBAL ENTERTAINMENT CORPORATION (AMEX: GEE) - a company engaged in sports management, arena and related real estate development, facility and venue management and marketing and venue ticketing, today announced that it has sold the assets of Cragar Industries, Inc. to a private company owned by the Danbom family of Milford, Iowa. Danbom Industries, LLC is a current licensee of the CRAGAR(R) brand. The sale is part of the company's previously announced plans to evaluate its business structure and future opportunities. Under the terms of the agreement, the sale provides for all the rights, title and interests related to the CRAGAR(R) brand name that in part covers trademarks, service marks and domain names. CRAGAR(R) is best known for its line of wheels associated with nostalgia vehicles and muscle cars of the 60s and 70s. Terms of the agreement were not disclosed.

Richard Kozuback, president and chief executive officer of Global Entertainment Corporation stated, "The divestiture of Cragar Industries allows the company to more fully focus on its core businesses which center around the development of multi-purpose events centers that provide mid-sized communities throughout the nation first-class sports and entertainment facilities that offer a broad variety of venues. The entertainment facilities developed by Global subsidiary, International Coliseums Company (ICC), become a focal point and family entertainment destination for a local district and the communities in the surrounding region. Beyond the development stage our family of companies provide facility management and operations through Encore Facility Management (Encore), venue management and marketing through Global Entertainment Marketing Systems
(GEMS) and exclusive venue ticketing is provided by Global Entertainment Ticketing (GetTix.Net). Events centers developed by ICC often become home to a Central Hockey League (CHL) team that serves as the facility's primary tenant. The CHL team license is awarded by the Western Professional Hockey League, another Global subsidiary."

The Danbom family commented that they are excited to own the CRAGAR(R) brand, a name that runs deep in the history of the American automotive industry. They intend to focus on building brand equity and forming strong relationships with customers (licensees).

Miller Capital Markets, LLC (Miller), a Scottsdale-based FINRA member investment banking firm serving both public and private middle market companies throughout the country, served as financial advisor to Global in the transaction. Miller is an affiliate of The Miller Group established in 1972.


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Global Entertainment Announces Strategic Sale of Cragar Industries, Inc. Assets
August 1, 2008
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Visit our web sites:

    www.globalentertainment2000.com               www.centralhockeyleague.com
         www.coliseums.com                              www.GetTix.net

Global Entertainment Corporation is an integrated events and entertainment company focused on mid-size communities that is engaged, through its six wholly owned subsidiaries, in sports management, multi-purpose events and entertainment centers and related real estate development, facility and venue management and marketing and venue ticketing. GLOBAL PROPERTIES I, in correlation with arena development projects, works to maximize value and development potential of new properties. INTERNATIONAL COLISEUMS COMPANY (ICC) serves as project manager for arena development while ENCORE FACILITY MANAGEMENT coordinates operations for all arena facility scheduling. GLOBAL ENTERTAINMENT MARKETING SYSTEMS (GEMS) pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL ENTERTAINMENT TICKETING (GETTIX.NET) is a ticketing company for sports and entertainment venues. The WESTERN PROFESSIONAL HOCKEY LEAGUE, INC., through a joint operating agreement with the Central Hockey League, is the operator and franchisor of professional minor league hockey teams in nine states.

     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-KSB for the year ended May 31, 2007, and Quarterly Report on Form 10-QSB for the quarter ended February 29, 2008, as filed with the Securities and Exchange Commission.

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